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                         Shurgard Storage Centers, Inc.
                 Exhibit (23.1) - Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 333-21273 of Shurgard Storage Centers, Inc. on Form S-3 of our report dated February 27, 1998, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1997.



/s/Deloitte & Touche LLP
DELOITTE & Touche LLP

Seattle, Washington
March 11, 1998